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                                                                   EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Twinlab Corporation (formerly TLG Laboratories Holding Corp.) Ronkonkoma, New
York

  We consent to the use in this Amendment No. 5 to Registration Statement No. 333-05191 of Twinlab Corporation (formerly TLG Laboratories Holding Corp.) on Form S-1 of our report dated February 9, 1996 (May 7, 1996 as to Notes 1 and 16a, June 4, 1996 as to Note 16b and November 13, 1996 as to Notes 16c, 16d, 16e and 16f) appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Selected Historical Financial Data" and "Experts" in such Prospectus.

  Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Twinlab Corporation (formerly TLG Laboratories Holding Corp.) listed in Part II at Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Jericho, New York November 13, 1996